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Exhibit 23
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Burns International Services Corporation's Registration Statement on Form S-8 No. 333-34877 of our reports dated March 1, 2000 appearing in and incorporated by reference in the Annual Report on Form 10-K of Burns International Services Corporation for the year ended December 31, 1999.

DELOITTE & TOUCHE LLP



Chicago, Illinois
March 28, 2000